Exhibit 10.4


                            UNSECURED PROMISSORY NOTE

$100,000                                                          March 10, 2004

      FOR VALUE RECEIVED, the undersigned, GreenMan Technologies, Inc., 7 Kimball Lane, Lynnfield, MA 01940 (the "Debtor"), hereby promises to pay to the order of Joyce Ritterhaus, an individual residing at 23 Timothy Drive, Andover, Massachusetts, 01810 (the "Holder") on March 10, 2006 the principal sum of One Hundred Thousand Dollars ($100,000) or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon. Interest on the principal amount of this Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to twelve percent (12%) per annum. Interest only shall be payable, in quarterly installments commencing on June 1, 2004 in lawful money of the United States of America, in immediately available funds. Interest shall be computed on the basis of a 360-day year and a 30-day month.

      The outstanding balance of this Note shall be rendered immediately due and payable, without the necessity of a Demand Notice, in case of any of the following acts (individually, an "Event of Default"): (a) entry of any judgment or order against the Debtor for the payment of money, if the same is not satisfied or enforcement proceedings are not stayed within sixty (60) days or if, within sixty (60) days after the expiration of any such stay, the judgment or order is not dismissed, discharged or satisfied; (b) appointment of a receiver, trustee, custodian or similar official, for the Debtor or any property or assets of the Debtor; (c) conveyance of any or all assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors by the Debtor; or (d) commencement of any proceeding under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, by or against the Debtor. Notwithstanding anything contained herein to the contrary, upon the occurrence of any such Event of Default, the entire outstanding amount of principal and interest of this Note shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

      The Debtor may prepay this Note, in whole or in part, at any time prior to demand or acceleration. Any permitted prepayment of principal by the Debtor will be accompanied by payment of all accrued and unpaid interest on the principal sum being repaid plus a prepayment penalty equal to three months interest.

      The Debtor agrees to pay all costs, charges and expenses incurred by the Holder and its assigns (including, without limitation, costs of collection, court costs, and reasonable attorneys' fees and disbursements) in connection with the successful enforcement of the Holder's rights under this Note (all such costs, charges and expenses being herein referred to as "Costs"). Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived. The Debtor agrees that any delay on the part of the Holder in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Holder shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind to enforce this Note shall be valid unless in writing and signed by the Holder. This Note is payable in any events and is not subject to offset or reduction because of any other claims of Debtor against the Holder.

      This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Note is not negotiable or transferable to any other holder without the written consent of the Debtor. This Note is made under and shall be governed by the internal laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the Debtor has executed this Note as an instrument under seal as of the date first written above.

DEBTOR


/s/ Charles E. Coppa
--------------------
GreenMan Technologies Inc.
Charles E. Coppa
Chief Financial Officer


                                        2